Exhibit 32.1

CERTIFICATION PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

(Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code)

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code), I, Gary J. Novinskie, Interim Chief Executive Officer, President and Chief Financial Officer of Daleco Resources Corporation, a Nevada corporation (the “Company”), hereby certify, that, to my knowledge:

(1)	the Company’s Annual Report on Form 10-K for the year ended September 30, 2011 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: February 15, 2012

/s/ Gary J. Novinskie	/s/ Gary J. Novinskie
Gary J. Novinskie	Gary J. Novinskie
Interim Chief Executive Officer and President	Chief Financial Officer
(Principal Executive Officer)	(Principal Financial Officer)

The foregoing certification is being furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code), and is not being filed as part of the Report or as a separate disclosure document.

A signed original of this written statement required by Section 906 has been provided to Daleco Resources Corporation and will be retained by Daleco Resources Corporation and furnished to the Securities and Exchange Commission or its staff upon request.